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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-60155 of CEX Holdings, Inc. and Corporate Express, Inc. on Form S-4 of our report dated February 6, 1997, (on the consolidated financial statements of Data Documents Incorporated for the years ended December 31, 1996, 1995 and 1994) appearing in the Current Report on Form 8-K/A, filed on October 23, 1998 by Corporate Express, Inc.









DELOITTE & TOUCHE LLP
Omaha, Nebraska


October 23, 1998